UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 12, 2006

Polymer Holdings LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-123749	20-0411521
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15710 John F. Kennedy Boulevard, Suite 300, Houston, Texas		77032
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-504-4700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Kraton Polymers LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-123747	94-2805249
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15710 John F. Kennedy Blvd., Suite 300, Houston, Texas		77032
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-504-4700

n/a
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 10, 2006, Polymer Holdings LLC ("Holdings") and its wholly owned subsidiary Kraton Polymers LLC issued a press release announcing the execution of a supplemental indenture (the "Supplemental Indenture") on May 9, 2006 pursuant to the terms of the previously announced cash tender offer (the "Offer") for any and all of the outstanding $150,000,000 aggregate principal amount at maturity of the 12.000% Senior Discount Notes due 2014 (the "Notes") issued by Holdings and Polymer Holdings Capital Corporation.

As previously announced, as of May 5, 2006, the consent solicitation payment deadline, $149.75 million in aggregate principal amount at maturity, or approximately 99.8% of the Notes outstanding had been validly tendered and not withdrawn. Pursuant to the terms of the offer, the execution of the Supplemental Indenture on May 9, 2006 constituted the withdrawal deadline, after which tenders of Notes may not be withdrawn and consents delivered with respect to the Notes may not be revoked. The offer will expire at 9:00 a.m., New York City time, on May 22, 2006, unless extended or earlier terminated by the Companies.

The press release announcing this is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 -- Press Release dated May 10, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Polymer Holdings LLC

May 12, 2006	By:	/s/ Raymond K. Guba

Name: Raymond K. Guba
Title: Vice President and Chief Financial Officer

Kraton Polymers LLC

May 12, 2006	By:	/s/ Raymond K. Guba

Name: Raymond K. Guba
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 10, 2006.